Exhibit 99.1
FOR IMMEDIATE RELEASE

                        VERITEC AND ICONIX TO JOIN FORCES

     GOLDEN VALLEY, Minnesota,  February 25, 2002 - Veritec (OTC Bulletin Board:
VRTC.OB) announced February 18th, 2002 that it has formed and owns 50% of Veritec Iconix Ventures, Inc (VIVI). VIVI has acquired Iconix. Iconix, an industrial automation firm, is located in Osaka, Japan.

     Veritec is in the business of selling and installing Automatic Identification Systems using industry standard machine-readable symbols, and its proprietary VeriCode(R) symbol. The VeriCode(R) symbol is commonly used for LCD computer screen manufacturing, where conventional bars codes are too big.

     VIVI is particularly strong at systems integration with customers throughout the textile industry. VIVI and Veritec will be working together to offer increased sales, installation and support for LCD, textile, and semi-conductor applications in North America and Asia.

     VIVI and Veritec will also have access to each other's intellectual property resources. Starting in the 1980's with the NASA shuttle program, Veritec has led the world in creating two-dimensional barcode technology. Veritec holds key patents in Europe and the United States. VIVI is currently the sole licensee of the CP Code patents in Asia.

     Veritec is expanding its market into the authentication industry, where the VeriCode(R) symbol is well suited due to its proprietary nature and additional benefits such as high data density, scanner orientation independence, and ease of use on a wide range of materials. VeriCode(R) symbol technology can be used to store biometric information on ID cards, providing additional security without requiring the creation of a centralized database. Veritec will be using the VIVI resources to deploy this new technology.

                                       ###

     Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



                                 Exhibit 99.1-1